UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 4, 2011

PORTAGE RESOURCES INC.
Exact name of registrant as specified in its charter

Nevada	000-53614	75-3244927
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

990 Richard Street, Saint Wenceslas, Quebec, Canada	G0Z 1J0
(Address of principal executive offices)	(Zip Code)

(819) 740-0180
Registrant’s telephone number, including area code

n/a
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5

CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.03 – Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year End

On February 4, 2011, the Board of Directors approved a  ten for one (10:1) forward split of the issued and authorized  shares of Portage Resources Inc. (the “Company”)  pursuant to Section 78.207 of the Nevada Revised Statutes, which states that:  “a corporation that desires to change the number of shares of a class or series, if any, of its authorized stock by increasing or decreasing the number of authorized shares of the class or series and correspondingly increasing or decreasing the number of authorized shares of the class or series and correspondingly increasing or decreasing the number of authorized shares of the same class at the effective date and time of the change, may do so by a resolution adopted by the board of directors without obtaining the approval of stockholders.”  The Record Date of the Forward Split was February 27, 2011 for shareholders of record to receive the forward split shares.

On February 16, 2011, the Company filed a Certificate of change Pursuant to NRS 78.209 with the Nevada Secretary of State which was effected by the Nevada Secretary of State on February 24, 2011.

On March 4, 2011, FINRA announced their approval of the and set a payment date of March 4, 2011 and an execution date of March 7, 2011.

The forward split increased the Company’s issued and outstanding common shares to 637,200,000  and the Company’s authorized common shares to 5,000,000,000, all with par value of $0.001.

SECTION 9

FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01(d)  Exhibits

Exhibit No.	Description
3.1	Certificate of Change filed with the Nevada Secretary of State on February 16, 2011.	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PORTAGE RESOURCES INC.

Dated: March 29, 2011	By:	/s/ Martine Caron
	Name:	Martine Caron
`	Title:	Chief Executive Officer